UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    May 19, 2025
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5800

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Financial Officer

On May 16, 2025, the Albany International Corp. (“the Company”) Board of Directors accepted the resignation of Robert Starr, its Chief Financial Officer and interim Principal Accounting Officer, effective May 23, 2025, and the Company entered into a Voluntary Separation Agreement and General Release (the “Agreement”) with Mr. Starr. Mr. Starr, who tendered his resignation on May 16, 2025, has agreed to continue in his position until the effective date. He has been the Company’s Chief Financial Officer since April 10, 2023, and interim Principal Accounting Officer since March 20, 2025. His departure is not related to any issues or disagreements regarding the Company’s financial statement disclosures or accounting policies or practices. Pursuant to the terms of the Agreement, Mr. Starr will receive separation pay in the amount of $250,000, Company-paid COBRA for six months and will be relieved of any obligation to repay relocation expenses. Any previously awarded but unvested restricted stock units will be forfeited, and any previously awarded performance share units shall cease vesting as of May 23, 2025, but shall be earned and paid according to the terms of the award agreements.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Voluntary Separation Agreement and General Release which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Appointment of interim Chief Financial Officer

The Company also announced that Jairaj (JC) Chetnani, its Vice President – Investor Relations and Treasurer, has been appointed interim Chief Financial Officer to succeed Mr. Starr while a formal search is conducted. Mr. Chetnani will also assume the role of interim Principal Accounting Officer.

Mr. Chetnani, age 54, has been with the Company since 2023, first as Vice President – FP&A & Treasurer, then as Vice President – Investor Relations & Treasurer. He has over 27 years of financial experience in various industries, including the last 12 years in Aerospace & Defense. His experience spans a breadth of corporate finance functions, including treasury, capital markets, M&A, financial planning and analysis, as well as investor relations. Before joining Albany, Mr. Chetnani spent ten years at Kaman Corporation, at the time a publicly-traded manufacturer serving the aerospace & defense, industrial and medical markets. He joined Kaman in 2013 as Vice President – Treasurer and became Vice President – Corporate Development & Treasurer in 2021.

Mr. Chetnani holds a Bachelor of Commerce in Accounting and a Master of Management Studies from the University of Mumbai, and an MBA from Indiana University.

A summary of Mr. Chetnani’s material terms of compensation is attached as Exhibit 99.2, which is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On May 19, 2025, the Company issued a press release announcing Mr. Starr’s resignation and Mr. Chetnani’s appointment. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information in Item 7.01 of this Current Report on Form 8-K is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:
99.1    Press release dated May 19, 2025.

99.2    Summary of Mr. Chetnani’s compensation terms.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Gunnar Kleveland

Name:	Gunnar Kleveland
Title:	President and Chief Executive Officer
(Principal Executive Officer)
Date: May 19, 2025

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 19, 2025.
99.2	Summary of Chetnani compensation terms.
104	Inline XBRL cover page.